UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 _________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________________________

Date of Report

April 15, 2014

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

14100 NW 57th Court
Miami Lakes, Florida	33014
(Address of principal executive offices)	(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 15, 2014, John B. Harley, M.D., Ph.D. and ERBA Diagnostics, Inc. (the “Company”) announced that Dr. Harley would not stand for re-election as a director on the Company’s Board of Directors at the Company’s 2014 Annual Meeting of Stockholders, which is currently scheduled to be held on May 20, 2014 (the “Annual Meeting”). Accordingly, Dr. Harley’s term as a director will expire at the Annual Meeting.

On April 15, 2014, Sanjiv Suri and the Company announced that Mr. Suri would not stand for re-election as a director on the Company’s Board of Directors at the Annual Meeting. Accordingly, Mr. Suri’s term as a director will expire at the Annual Meeting. Mr. Suri will continue to serve as the Company’s Interim Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

ERBA Diagnostics, Inc.

Dated:	April 16, 2014	By:	/s/ Mohan Gopalkrishnan
Mohan Gopalkrishnan,
Vice President – Operations